UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2008

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2008, Good Times Restaurants Inc. (the "Company") reported the resignation of James A. DeBolt as Vice President of Franchise Development effective as of June 30, 2008.  The Company also reported that Robert D. Turrill, a named executive officer for purposes of compensation disclosures in the Company's most recent proxy statement dated December 6, 2007, will be retiring from the Company to pursue other personal interests and will retire as Vice President of Marketing effective as of October 31, 2008.  Mr. Turrill, age 60, has served as Vice President of Marketing since 1994.  Mr. Turrill will not receive any post-retirement compensation or benefits from the Company.

Item 8.01    Other Events.

As previously reported, the Company's wholly owned subsidiary Good Times Drive Thru Inc. ("GTDT") has a Development Agreement dated December 3, 2007 (the "Development Agreement") with Zen Partners LLC ("Zen") for the development of up to twenty-five Good Times restaurants.  The Development Agreement granted Zen the exclusive right to develop up to ten Good Times restaurants in the Omaha, Nebraska and Des Moines, Iowa areas.

On June 25, 2008, GTDT and Zen agreed in principle to modify the Development Agreement to transfer development rights for up to three restaurants from the Omaha and Des Moines areas to Colorado.  The Company currently anticipates developing one restaurant in Colorado under the Development Agreement in 2008 and two restaurants in 2009.  The Company also currently anticipates opening two company-owned restaurants in Colorado and one dual branded franchised restaurant in Sheridan, Wyoming in 2008.

The Company has indefinitely suspended the proposed development of company-owned restaurants and restaurants to be developed under the Development Agreement in the Omaha area due to a lack of availability of acceptable debt financing, lack of acceptable sites that can be developed quickly enough to support media advertising, current conditions in the commodity markets and the resulting increases in food costs for the Company, and concerns over general macro-economic trends, including consumer spending.

Information contained in this report, other than historical information, may be considered forward looking in nature and is subject to known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward looking information.  These risks include such factors as the pending and uncertain nature of the reported restaurant development matters and the ability to implement restaurant development plans, delays in developing and opening new restaurants due to adverse credit market and other economic conditions, weather, local permitting matters, increased competition, cost increases or shortages in raw food products, and other matters discussed in the "Risk Factors" section of the Company' Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007.  Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        GOOD TIMES RESTAURANTS INC.

Date: June 26, 2008	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer
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